Exhibit 99.1

FOR IMMEDIATE RELEASE

THE WALT DISNEY COMPANY ANNOUNCES COMMENCEMENT OF REGISTERED EXCHANGE OFFER FOR NOTES ISSUED IN CONNECTION WITH PRIOR PRIVATE EXCHANGE OFFER

BURBANK, Calif., October 22, 2019 – The Walt Disney Company (the “Company”) (NYSE: DIS) announced today the commencement of its offer to exchange (the “Registered Exchange Offer”) any and all of the $14,098,439,000 aggregate principal amount of its outstanding senior unsecured notes (the “Private Placement Notes”) previously issued pursuant to an exemption from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”), as set forth below, for an equal principal amount of new notes registered under the Securities Act (the “Registered Notes”).

On March 20, 2019, the Company completed offers to exchange any and all outstanding notes issued by 21st Century Fox America, Inc. for the Private Placement Notes issued by the Company, subject to the terms and conditions provided in the related offering memorandum. In connection with the issuance of the Private Placement Notes, the Company entered into a registration rights agreement in which the Company agreed, among other things, to complete the Registered Exchange Offer.

The terms of the Registered Notes to be issued in the Registered Exchange Offer are substantially identical to the terms of the corresponding series of Private Placement Notes, except that the Registered Notes will be registered under the Securities Act and the transfer restrictions, registration rights and additional interest provisions applicable to the Private Placement Notes will not apply to the Registered Notes. The Registered Notes will represent the same debt as the Private Placement Notes, and the Company will issue the Registered Notes under the same indenture that governs the applicable series of Private Placement Notes.

The following table sets forth the outstanding aggregate principal amount of each series of Private Placement Notes. The Registered Exchange Offer consists of an offer to exchange up to the entire aggregate principal amount of each series of Private Placement Notes for an equal principal amount of the corresponding series of Registered Notes.

Series of Private Placement Notes	Amount Outstanding
5.650% Notes due 2020	$370,982,000
4.500% Notes due 2021	$863,324,000
3.000% Notes due 2022	$921,824,000
8.875% Notes due 2023	$198,404,000
4.000% Notes due 2023	$284,844,000
7.750% Notes due January 2024	$186,329,000
7.750% Notes due February 2024	$68,112,000
9.500% Notes due 2024	$192,745,000
3.700% Notes due 2024	$577,316,000
8.500% Notes due 2025	$186,242,000
3.700% Notes due 2025	$592,298,000
7.700% Notes due 2025	$238,084,000
7.430% Notes due 2026	$229,499,000
3.375% Notes due 2026	$436,340,000
7.125% Notes due 2028	$194,125,000
7.300% Notes due 2028	$195,582,000
7.280% Notes due 2028	$195,100,000
7.625% Notes due 2028	$187,789,000
6.550% Notes due 2033	$342,347,000
8.450% Notes due 2034	$194,866,000

Series of Private Placement Notes	Amount Outstanding
6.200% Notes due 2034	$984,222,000
6.400% Notes due 2035	$973,196,000
8.150% Notes due 2036	$239,786,000
6.150% Notes due 2037	$321,934,000
6.650% Notes due 2037	$1,234,237,000
6.750% Notes due 2038	$141,229,000
7.850% Notes due 2039	$111,283,000
6.900% Notes due 2039	$236,418,000
6.150% Notes due 2041	$631,871,000
5.400% Notes due 2043	$683,836,000
4.750% Notes due 2044	$588,724,000
4.950% Notes due 2045	$399,301,000
7.750% Notes due 2045	$324,985,000
4.750% Notes due 2046	$399,892,000
7.900% Notes due 2095	$93,955,000
8.250% Notes due 2096	$77,418,000
Total	$14,098,439,000

The Company will accept for exchange any and all Private Placement Notes validly tendered and not validly withdrawn prior to 5:00 p.m., New York City time, on November 22, 2019 (as the same may be extended by the Company with respect to one or more series of Private Placement Notes, the “Expiration Date”). Prior to the Expiration Date, tenders of Private Placement Notes may be withdrawn according to the procedures described in the Prospectus (as defined below). Promptly after the Expiration Date, the Company will settle the Registered Exchange Offer by issuing Registered Notes pursuant to the terms of the Registered Exchange Offer.

The Registered Exchange Offer is being made pursuant to the terms and subject to the conditions set forth in a prospectus filed with the Securities and Exchange Commission dated October 22, 2019 (as the same may be amended or supplemented, the “Prospectus”). The complete terms and conditions of the Registered Exchange Offer, including instructions regarding procedures for tendering Private Placement Notes, are described in the Prospectus and related letter of transmittal, copies of which may be obtained by contacting Global Bondholder Services Corporation, the exchange agent and information agent in connection with the Registered Exchange Offer, at (866) 470-3900 (U.S. toll-free) or (212) 430-3774 (banks and brokers).

This press release is not an offer to sell or a solicitation of an offer to buy any of the securities described herein. The Registered Exchange Offer is being made solely pursuant to the terms and conditions of the Prospectus, the related letter of transmittal and the other related materials.

Cautionary Notes on Forward Looking Statements

This communication may contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements can be identified by the fact that they do not relate strictly to historical or current facts. The Company has based these forward-looking statements on its current expectations about future events. These forward-looking statements, including, without limitation, those relating to future actions, new projects, strategies, future performance and the outcome of contingencies such as future financial results are necessarily estimates reflecting the best judgment of the management of the Company and involve a number of risks and uncertainties that could cause actual results to differ materially from those suggested by the forward-looking statements. These forward-looking statements should, therefore, be considered in light of various important factors, including those factors described in more detail in the Company’s Annual Report on Form 10-K for the year ended September 29, 2018 and in any subsequent Quarterly Reports on Form 10-Q (including, for the avoidance of doubt, the Quarterly Report on Form 10-Q for the quarterly period ended December 29, 2018 filed by TWDC Enterprises 18 Corp.) and Annual

Reports on Form 10-K under Item 1A, “Risk Factors” as well as in any subsequent periodic or current reports filed with the Securities and Exchange Commission under the Exchange Act, that include “Risk Factors” or that discuss risks to us.

You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this communication. Disney does not undertake any obligation to publicly update or release any revisions to these forward-looking statements to reflect events or circumstances after the date of this communication or to reflect the occurrence of unanticipated events, except as required by law.

Media Contact:

David Jefferson

david.j.jefferson@disney.com

818-560-4832

Investor Contact:

Lowell Singer

lowell.singer@disney.com

818-560-6601